Exhibit 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


I, Allan L. Schwartz, Chief Executive Officer of Imaging Diagnostic Systems, Inc., certify that:

     1. The periodic report fully complies with the requirements of Sections 13(a) or 15(d); and

     2. Information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  May 14, 2003


                                 /s/ Allan L. Schwartz
                                 ---------------------
                                 Allan L. Schwartz
                                 Executive Vice President
                                 Chief Financial Officer